                                                                    Exhibit 99.6
                                                CDI VOTING INSTRUCTION FORM [  ]
AXON INSTRUMENTS, INC.
ARBN 090 106 844

                                                          ALL CORRESPONDENCE TO:
                                     Computershare Investor Services Pty Limited
                                                           GPO Box 242 Melbourne
                                                         Victoria 3001 Australia
                                      Enquiries (within Australia)  1300 850 505
                                              (outside Australia) 61 3 9415 4000
                                                        Facsimile 61 3 9473 2555
                                                           www.computershare.com

Mark this box with an 'X' if you have made any changes
to your address details (see reverse)                     [ ]

                                                          Reference Number
                                                         (Bar Code Graphic)
                                               AXN

SPECIAL MEETING OF SHAREHOLDERS - 1 JULY 2004
YOUR VOTING INSTRUCTIONS ARE BEING SOUGHT SO THAT CHESS DEPOSITARY NOMINEES PTY LTD MAY RESPOND TO A PROXY SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS OF AXON INSTRUMENTS, INC.

VOTING INSTRUCTIONS TO CHESS DEPOSITARY NOMINEES PTY LTD

I/We being a holder of CHESS Depositary Interests of the above Company hereby direct CHESS Depositary Nominees Pty Ltd to vote the shares underlying my/our holding at the Special Meeting of Shareholders in respect of the resolutions outlined below, as follows:

CHESS DEPOSITARY NOMINEES PTY LTD WILL VOTE AS DIRECTED. PLEASE MARK WITH AN
[X] TO INDICATE YOUR DIRECTIONS.

Item 1     To approve the Agreement and Plan of       For    Against    Abstain*
           Merger and Reorganization executed         [  ]     [  ]       [  ]
           by the Company and the principal terms
           of the merger of Astros Acquisition
           Sub I, Inc. with and into the Company

THE CHAIRMAN OF THE MEETING INTENDS TO VOTE UNDIRECTED PROXIES IN FAVOUR OF EACH ITEM OF BUSINESS.

* If you mark the Abstain box for a particular item, you are directing your proxy NOT to vote on your behalf on a show of hands or on a poll and your votes will not be counted in computing the required majority on a poll.

By execution of this CDI Voting Instruction Form the undersigned hereby authorises CHESS Depositary Nominees Pty Ltd to appoint such proxies or their substitutes to vote in their discretion on such business as may properly come before the meeting.

PLEASE SIGN HERE        THIS SECTION MUST BE SIGNED IN ACCORDANCE WITH THE
                        INSTRUCTIONS OVERLEAF TO ENABLE YOUR DIRECTIONS TO BE
                        IMPLEMENTED.

INDIVIDUAL OR SECURITYHOLDER 1           SECURITYHOLDER 2                         SECURITYHOLDER 3


------------------------------           ------------------------------           ------------------------------
SOLE DIRECTOR                            DIRECTOR                                 DIRECTOR/COMPANY SECRETARY
AND SOLE COMPANY SECRETARY


                                                                        /   /
-----------------------------    -------------------------------     -----------
CONTACT NAME                     CONTACT DAYTIME TELEPHONE           DATE

INSTRUCTION FOR COMPLETION OF CDI VOTING INSTRUCTION FORM

      YOUR VOTE IS IMPORTANT

      The Shares represented by CUFS held by you are registered in the name of CHESS Depositary Nominees Pty Ltd. You have the right to direct CHESS Depository Nominees Pty Ltd how to vote, in respect of all or a specified lesser number of CUFS registered in your name.

      You can vote by completing, signing and returning your CDI Voting Instruction Form. The CDI Voting Instruction Form gives your voting instructions to CHESS Depositary Nominees Pty Ltd, which will vote the underlying shares on your behalf. You need to return your completed CDI Voting Instruction Form so that it is received at the address shown on the Form by not later than 10:00 am Australian time on 29 June 2004. That will give CHESS Depositary Nominees Pty Ltd enough time to tabulate all CHESS Depositary Interest votes and to vote the underlying shares.

      SIGNATURE(S) OF CHESS DEPOSITARY INTEREST HOLDERS

      Each holder must sign this form. If your CDIs are held in joint names, all holders must sign in the boxes. If you are signing as an Attorney, then the Power of Attorney must have been noted by the Company's Australian Registry or a certified copy of it must accompany this form.

      Only duly authorised officer/s can sign on behalf of a company. Please sign in the boxes provided, which state the office held by the signatory, ie. Sole Director and Sole Company Secretary, or Director and Company Secretary.

      If you require further information on how to complete the CDI Voting Instruction Form, telephone the Registry on 1300 850 505.

      LODGEMENT OF NOTICE

      CDI Voting Instruction Forms must be returned to Computershare Investor Services Pty Limited, GPO Box 242 Melbourne Victoria 3001 Australia.



  FOR ASSISTANCE PLEASE CONTACT COMPUTERSHARE INVESTOR SERVICES PTY LIMITED ON
                                  1300 850 505